SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SOUTHWALL TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOUTHWALL TECHNOLOGIES INC.
3788 Fabian Way
Palo Alto, California 94303

April 30, 2007
Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on May 24, 2007, at 8:30 a.m. local time, at our principal executive offices at 3788 Fabian Way, Palo Alto, California.

The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about us and our officers and directors.

Please sign and return the enclosed proxy card as soon as possible in the envelope provided, or vote by Internet or telephone, so that your shares can be voted at the meeting in accordance with your instructions.  Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card, or vote by Internet or telephone.  You may revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

Thank you in advance for your participation and prompt attention. We look forward to seeing you.

Sincerely,

R. Eugene Goodson
President and Chief Executive Officer

SOUTHWALL TECHNOLOGIES INC.
3788 Fabian Way
Palo Alto, California 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2007

To the stockholders of Southwall Technologies Inc.:

The Board of Directors of Southwall Technologies Inc. has called an annual meeting to seek stockholder approval of the matters listed below.

Each of the matters submitted to our stockholders at the annual meeting is described in more detail in the accompanying proxy statement.  We encourage you to read the proxy statement in its entirety.  The details of the annual meeting are as follows:

Date:	May 24, 2007.

Time:	8:30 a.m., local time.

Place:	Our principal executive offices at 3788 Fabian Way, Palo Alto, California.

Items of Business:	At the annual meeting, you and our other stockholders will be asked to:

	1.	elect directors to serve for the ensuing year;

	2.	approve the Company’s 2007 Long-Term Incentive Plan;

	3.	ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

	4.	transact such other business as may properly come before the meeting or any adjournment.

Record Date:	You may vote at the annual meeting if you were a stockholder of record at the close of business on April 17, 2007.

Proxy Voting:
Your vote is important.  You may vote on these matters in person or by proxy.  We ask that you complete and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting, in the enclosed addressed, postage-paid envelope, or vote by Internet or telephone, so that your shares will be represented and voted at the annual meeting in accordance with your wishes.  You can revoke your proxy at any time prior to its exercise by written notice received by us, by delivering to us a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person.

This notice, the attached proxy statement and form of proxy card are first being mailed to our stockholders beginning on or about May 1, 2007.

By Order of the Board of Directors,

Sylvia Kamenski
Secretary
Palo Alto, California
April 30, 2007

SOUTHWALL TECHNOLOGIES INC.
3788 Fabian Way
Palo, Alto, California 94303

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2007

This proxy statement contains information about the 2007 Annual Meeting of Stockholders of Southwall Technologies Inc. (“Southwall” or the “Company”).  The meeting will be held on May 24, 2007, beginning at 8:30 a.m., local time, at our principal executive offices at 3788 Fabian Way, Palo Alto, California.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting and at any adjournment of that meeting.  All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of Proposals 1, 2 and 3 set forth in the notice of the meeting.  A stockholder may revoke any proxy at any time before it is exercised by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being mailed to stockholders with the mailing of these proxy materials on or about May 1, 2007.  The Annual Report does not constitute any part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We have included the following discussion of the matters to be presented at the annual meeting to provide summary answers to some of the questions that you might have about the annual meeting and the proposals to be presented to our stockholders at the annual meeting.  You are encouraged to read the entire proxy statement. The information below is qualified in its entirety by the full text of this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of directors to serve for the ensuing year.

2.	The approval of the Company’s 2007 Long-Term Incentive Plan.

3.	The ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the year ending December 31, 2007.

The stockholders will also act on any other business that may properly come before the meeting.

Who may vote at the annual meeting?

Only holders of our common stock at the close of business on the record date, April 17, 2007, are entitled to receive notice of, and to vote their shares at, the annual meeting.  As of the record date, there were issued and outstanding 27,139,035 shares of common stock. Shares of our Series A 10% Cumulative Preferred Stock, or the Series A shares, are not entitled to vote on the matters to be presented at the meeting.

How many votes do I have?

At the annual meeting, you will be entitled to one vote for each share of common stock you held on the record date.

Is my vote important?

Your vote is important regardless of how many shares you own.  Please take time to vote.  Take a moment to read the instructions below.

How do I vote?

You can vote your shares in four ways.  You can vote by mail, over the Internet, by telephone, or in person at the meeting.

You may vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope.  You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail.  If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.  The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

You may vote over the Internet.  If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

You may vote by telephone.  You may vote your shares by following the “Vote by Telephone” instructions set forth on the enclosed proxy card.

You may vote in person.  If you attend the meeting, you may vote by delivering your completed proxy card in person or you can vote by completing a ballot. Ballots will be available at the meeting.

May I revoke my proxy?

Yes.  Even if you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice that you wish to revoke your proxy to Sylvia Kamenski, our corporate Secretary, at our address set forth in the Notice of Annual Meeting appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the annual meeting, notify Ms. Kamenski that you are present, and then vote in person.

If, however, you elect to vote in person at the annual meeting and a broker or other nominee holds your shares, you must bring to the annual meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

What if a broker holds my shares in “street name”?

If your shares are held in “street name” by a bank or other nominee, your bank or nominee, as the record holder of your shares, is required to vote your shares according to your instructions.  You should instruct your broker or other nominee to vote your shares by following the procedure provided by your broker or other nominee.  Even if you do not give your broker or other nominee instructions as to how to vote on the other proposals described in this proxy statement, your broker or other nominee may be entitled to use its discretion in voting your shares in accordance with industry practice and applicable law.  You may also attend the annual meeting and vote in person.  If you elect to vote in person, however, you must bring to the annual meeting a legal proxy from the broker or other nominee authorizing you to vote the shares.

How many shares must be present in person or by proxy to transact business at the annual meeting?

Our by-laws require that shares representing a majority of the votes entitled to be cast by the holders of common stock outstanding on the record date be present in person or by proxy at the annual meeting to constitute a quorum to transact business with regard to each of the proposals.  Shares as to which holders abstain from voting as to a particular matter and broker non-votes will be counted in determining whether there is a quorum of stockholders present at the annual meeting.

How many votes are required to approve the proposals?

The votes necessary to approve each of the proposals is as follows:

•	Election of Directors. The six nominees receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast.

•
Other Matters.  The affirmative vote of a majority of the total number of shares cast at the meeting is needed to approve other matters to be voted on at the meeting, including the approval of the Company’s Long-Term Incentive Plan and the ratification of the independent registered public accounting firm.

Abstentions and broker non-votes will not be counted as votes in favor of a proposal, and will also not be counted as votes cast or shares voting on such proposal.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposal 1 (election of directors), Proposal 2 (approval of the Company’s Long-Term Incentive Plan) or Proposal 3 (ratification of independent registered public accounting firm), because each of those proposals requires an affirmative vote of a plurality, in the case of Proposal 1, and a majority, in the case of Proposal 2 and Proposal 3, of the shares voting on such matter.

Who will count the votes?

The votes will be counted, tabulated and certified by our transfer agent and registrar, Computershare Trust Company, N.A.  A representative of Computershare Trust Company, N.A. will serve as inspector of elections at the meeting.

What if additional proposals are presented at the annual meeting?

If other proposals are properly presented at the annual meeting for consideration, the persons named in the proxy card that accompanies this proxy statement will have the discretion to vote on those proposals for you.  As of the date of the mailing of this proxy statement, we do not know of any other proposals to be presented at the annual meeting.

Will any other business be conducted at the meeting or will other matters be voted on?

The Board of Directors does not know of any other matters that may come before the meeting.  If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report that voting results in our quarterly report on Form 10-Q for the second quarter of 2007, which we expect to file with the Securities and Exchange Commission, or the SEC, on or before August 14, 2007.

How and when may I submit a stockholder proposal for the 2008 annual meeting?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2008 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934.  To be eligible for inclusion, your stockholder proposal intended for inclusion in the proxy statement for the 2008 annual meeting of the stockholders must be received by us at our principal corporate offices in Palo Alto, California as set forth below no later than December 31, 2007.

If a stockholder wishes to present a proposal before the 2008 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address written below.  If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting of stockholders by no later than March 16, 2008, the proxies designated by our Board of Directors will have discretionary authority to vote on that proposal.

Any proposals or notices should be sent to:

Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, California 94303
Attention: Secretary

Who will bear the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names.  We will reimburse banks and brokers for their reasonable out-of-pocket expense incurred in connection with the distribution of proxy materials.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is available on our website at www.southwall.com.  If you would like a copy of our Annual Report, we will send you one without charge. Please contact:

Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, California 94303
Attention: Investor Relations
Telephone: (650) 798-1200

Whom can I contact for more information regarding the proxy materials or voting my shares?

If you have any additional questions about the proposals in this proxy statement, you should contact Sylvia Kamenski, our Vice President, Finance, by telephone at (650) 798-1200 or by e-mail to skamenski@southwall.com.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations, Southwall Technologies Inc., 3788 Fabian Way, Palo Alto, California 94303, Telephone: (650) 798-1200.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth material information regarding beneficial ownership of our common stock as of February 16, 2007, by:

•	Each person who we know to own beneficially more than 5% of our common stock;
•	Each of our current and former executive officers, for whom compensation information is provided elsewhere in this proxy statement;
•	Each director and nominee for director; and
•	all executive officers and directors as a group.

Except as noted below, the address of each person listed on the table is c/o Southwall Technologies Inc., 3788 Fabian Way, Palo Alto, California 94303, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law.  Beneficial ownership is determined in accordance with the rules of the SEC.  The information below regarding persons beneficially owning more than 5% of our common stock is based solely on public filings made by such persons with the SEC through February 16, 2007.

Name and Address	Common Stock Beneficially Owned	Percent of Outstanding Shares(1)
Needham Investment Management, LLC (2)	1,428,000	5.3%
445 Park Avenue
New York, New York 10022
Needham & Company, LLC	2,009,807	7.4%
445 Park Avenue
New York, New York 10022
Needham Capital Management (Bermuda) L.L.C. (3)	1,593,467	5.8%
445 Park Avenue
New York, New York 10022
Needham Capital Management, L.L.C. (4)	9,550,838	31.9%
445 Park Avenue
New York, New York 10022
Dolphin Direct Equity Partners, L.P. (5)	6,258,062	21.8%
129 East 17th Street
New York, New York 10003
William A. Berry (6)	74,662	*
George Boyadjieff (7)	473,929	1.7%
Jami K. Dover Nachtsheim (6)	72,692	*
Peter E. Salas (6)	15,000	*
Andre R. Horn (6)	65,000	*
Thomas G. Hood (8)	880,263	3.2%
R. Eugene Goodson	11,000	*
Sylvia Kamenski (9)	75,661	*
Wolfgang Heinze (10)	376,761	1.4%
Dennis Capovilla (11)	404,606	1.5%
Neil Bergstrom (12)	234,448	*
All current officers and directors as a group (11 persons) (13)	2,081,124	7.7%

_______________
*  Less than 1%
(1)
 The number of shares of common stock deemed outstanding consists of (i) 27,139,035 shares of common stock outstanding as of February 16, 2007, and (ii) shares of common stock issuable pursuant to outstanding Series A shares, options or warrants held by the respective persons or group that are exercisable within 60 days of February 16, 2007, as set forth below.

(2)
Consists of shares of common stock owned by private investment partnerships and registered investment companies with respect to which Needham Investment Management, LLC is a general partner or investment adviser and, therefore, may be deemed to own.  Needham Investment Management, LLC disclaims beneficial ownership of these shares.

(3)
Consists of 804,063 shares of common stock and 332,704 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners III (Bermuda), L.P. and 323,045 shares of common stock and 133,655 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners II (Bermuda), L.P., with respect to which, in each case, Needham Capital Management (Bermuda) L.L.C. is a general partner and, therefore, may be deemed to own.  Needham Capital Management (Bermuda) L.L.C. disclaims beneficial ownership of these shares.

(4)
Consists of 2,304,511 shares of common stock and 953,557 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners II, L.P.; 4,034,378 shares of common stock and 1,669,338 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners III, L.P.; and 416,652 shares of common stock and 172,402 shares of common stock issuable upon conversion of Series A shares owned by Needham Capital Partners IIIA, L.P., with respect to which, in each case, Needham Capital Management, L.L.C. is a general partner and, therefore, may be deemed to own.  Needham Capital Management, L.L.C. disclaims beneficial ownership of these shares

(5)	Includes 1,630,883 shares of common stock issuable upon conversion of Series A shares that were issued pursuant to an investment agreement.
(6)	Includes options to purchase 1,429 shares that are exercisable within 60 days of February 16, 2007.
(7)	Includes options to purchase 17,143 shares that are exercisable within 60 days of February 16, 2007.
(8)	Includes options to purchase 758,393 shares that are exercisable within 60 days of February 16, 2007.
(9)	Includes options to purchase 2,679 shares that are exercisable within 60 days of February 16, 2007.
(10)	Includes options to purchase 10,714 shares that are exercisable within 60 days of February 16, 2007.
(11)	Includes options to purchase 5,357 shares that are exercisable within 60 days of February 16, 2007.
(12)	Includes options to purchase 8,482 shares that are exercisable within 60 days of February 16, 2007.
(13)	Includes options to purchase an aggregate of 62,055 shares that are exercisable within 60 days of February 16, 2007.

PROPOSAL 1
ELECTION OF DIRECTORS

There are currently six members of our Board of Directors. The Board has fixed the number of directors for the ensuing year at six and has nominated for such positions the six people listed below.  The persons named in the enclosed proxy card as proxies will vote to elect each of the nominees unless you withhold authority to vote for the election of one or more nominees by marking the proxy card to that effect.  Each of the six nominees has agreed to serve, but if any of them shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors or the Board may reduce the number of directors. Proxies may not be voted for more than six persons.

There are no family relationships among any of our executive officers or directors.

The following information as of the date of this proxy statement is furnished with respect to each nominee for election as a director.  The information presented includes information each director and nominee has given us about his or her age, all positions he or she holds with us, his or her principal occupation and business experience during the past five years, and the names of other publicly-held companies of which he or she serves as a director.  Information about the number of shares of common stock and preferred stock beneficially owned by each director or nominee, directly and indirectly, as of February 16, 2007, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age
William A. Berry (1)	69
George Boyadjieff, Chairman (3)	68
R. Eugene Goodson	72
Andre R. Horn (1)(2)	78
Jami K. Dover Nachtsheim (1)(2)	48
Peter E. Salas (2)(3)	52
_______________
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Mr. Berry has served on our Board of Directors since May 2003.  Since April 1996, Mr. Berry retired from EPRI, the Electric Power Research Institute, a non-profit energy research organization providing science and technology-based solutions to global energy companies, in December 2003.  While at EPRI, Mr. Berry served as Chief Financial Officer from April 1996 to July 2003.  From August 2003 to December 2003, Mr. Berry served as Special Projects Manager.  From 1992 to March 1996, Mr. Berry was the Senior Vice President and Chief Financial Officer of Compression Labs, Inc., a manufacturer of visual communications systems based on digital technology, and from 1989 to 1992 was the President of Optical Shields, Inc. Mr. Berry worked at Raychem Corporation from 1967 until 1988, where he was a Corporate Vice President and Chief Administrative Officer from 1985 to 1988.  He is a director of FAFCO, Inc., a manufacturer of solar pool heating systems. Mr. Berry holds a BS in industrial engineering and an MBA from Stanford University.

Mr. Boyadjieff joined our Board of Directors as Chairman in December 2003.  From August 9, 2006 to October 31, 2006, Mr. Boyadjieff served as our interim Chief Executive Officer.  Mr. Boyadjieff was the Chief Executive Officer of Varco International, Inc., a diversified oil service company, from 1991 through 2002, and the chairman of the Board of Directors of Varco from 1998 through 2003. Mr. Boyadjieff retired from active leadership of Varco in 2003. Mr. Boyadjieff holds a BS and an MS in mechanical engineering from the University of California at Berkeley.

Dr. Goodson served as Southwall’s Chief Operating Officer from September 18, 2006 through October 31, 2006 and has served as Chief Executive Officer and President of Southwall since November 1, 2006.  Dr. Goodson joined our Board of Directors in April 2006.  Dr. Goodson has been the Chief Executive Officer and President of Williams Controls Inc. (OTCBB: WMCO), a manufacturer of electronic throttle controls, from July 2002 until October 2004, and the Chairman of the Board of Williams Controls since October 2004. From 1990 to 1997, Dr. Goodson was the Chairman and Chief Executive Officer of Oshkosh Truck Corporation, a developer and producer of heavy-duty on and off road trucks. After retiring from Oshkosh in 1998, Dr. Goodson became an Adjunct Professor at the University of Michigan Business School, teaching operations management.  He was a director of the Executive Officer Association of American Industrial Partners, a private equity firm, from 1998 to 2005.

Mr. Horn was appointed to our Board of Directors in February of 2006.  Mr. Horn retired in 1985 as Chairman of Joy Manufacturing Co. in Pittsburgh, Pennsylvania, now known as Joy Global Inc., a manufacturer of heavy equipment. Mr. Horn served as the Chairman of Needham & Co., Inc. (“Needham”), from which position he retired in 1991, and was elected Chairman Emeritus of Needham.  Mr. Horn is currently a director of Needham.  Needham and its affiliates are the beneficial owners of approximately 42.4% of the Company’s outstanding capital stock as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.”  Mr. Horn is currently a director and Chairman of the Board of REMEC, Inc., a San Diego, California manufacturer of microwave components for communications and defense electronics, which is in the process of liquidation.  Mr. Horn holds a BA in Mathematics from the University of Paris and is a graduate from the Ecole des Hautes Etudes Commerciales.

Ms. Nachtsheim has been a member of our Board of Directors since April 2003.  Ms. Nachtsheim retired in June 2000 after 20 years with Intel Corporation, a semiconductor chipmaker.  Ms. Nachtsheim served in a variety of positions at Intel, most recently as Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing, from 1998 until her retirement.  From January 2003 to December 2003, Ms. Nachtsheim served on the Board of Directors of Vixel Corporation, a creator of disruptive storage networking technologies. Ms. Nachtsheim is a graduate of Arizona State University with a BA in Business Management.

Mr. Salas was appointed to our Board of Directors in November of 2005.  Mr. Salas has been President of Dolphin Asset Management Corporation and its related companies (“Dolphin”) since he founded it in 1988. Dolphin and its affiliates are the beneficial owners of approximately 22.0% of the Company’s outstanding capital stock, as set forth under the heading “Security Ownership of Certain Beneficial Owners and Management.”  Prior to founding Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years.  Mr. Salas is currently a director and Chairman of the Board of both Tengasco, Inc. (AMEX: TGC), an independent oil and gas producer, and of ACT Teleconferencing, Inc. (OTC: ACTT), a global teleconferencing provider.  He is also a director of Williams Controls, Inc. (OTCBB: WMCO), a manufacturer of electronic throttle controls, and Boston Restaurant Associates, Inc. (OTCBB: BRAI), a restaurant company in the New England. Mr. Salas received an A.B. degree from Harvard in 1978.

The Board of Directors recommends a vote “FOR” the election of all of the above nominees that are nominated for election as directors.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Southwall is managed for the long-term benefit of its stockholders and are committed to having sound corporate governance principles.  During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies.  We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the Nasdaq listing standards.  As noted below, we have attempted to continue to comply with Nasdaq listing standards relating to corporate governance even though we are no longer listed on Nasdaq.

You can request copies of the current charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, by writing to:

R. Eugene Goodson
Chief Executive Officer
c/o Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, CA  94303
Phone:  (650) 798-1200

Determination of Independence

Our Board of Directors has determined that none of Messrs. Berry, Horn or Salas or Ms. Nachtsheim has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and that each of these directors is “independent” within the meaning of Nasdaq’s director independence standards.  In addition, our Board of Directors has determined that each of the members of each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of Nasdaq’s director independence standards, other than Mr. Boyadjieff, who served as our interim Chief Executive Officer from August 9, 2006 until October 31, 2006.

Director Candidates

Our stockholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees that the Board recommends to our stockholders for election.  The qualifications of recommended candidates will be reviewed by our Nominating and Corporate Governance Committee.  If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in our proxy card for the stockholders meeting at which his or her election is recommended.

Stockholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the “Southwall Technologies Inc. Nominating and Corporate Governance Committee” c/o Southwall Technologies Inc., 3788 Fabian Way, Palo Alto, California 94303, Attention:  Secretary.  The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.  The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Southwall’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. We have not paid, to date, any third party a fee to assist in evaluating and identifying nominees. During 2006, Dr. Goodson was recommended to us as a candidate for the Board by Needham and Dolphin.  Needham and Dolphin are each beneficial owners of more than 5% of our common stock.

Communications from Stockholders and Other Interested Parties with the Board

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.  Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.  Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Ms. Jami K. Dover Nachtsheim
Chair of the Nominating and Corporate Governance Committee
c/o Secretary
c/o Southwall Technologies Inc.
3788 Fabian Way
Palo Alto, CA 94303

Board of Directors Meetings and Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations.  The Board’s primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders.  The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources.  It participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors met ten times in 2006. During 2006, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member.  The Board has standing Audit, Compensation and Nominating and Corporate Governance Committees.  Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually.  Dr. Goodson is the only director who is currently also an employee of Southwall. He does not participate in any meetings at which his compensation is evaluated.  Mr. Boyadjieff was CEO/President from August 9, 2006 to October 31, 2006, and during that time did not participate in any meetings at which his compensation is evaluated.  All members of all committees are non-employee directors.

Executive sessions of non-management directors will be held at least three times per year, and during 2006, there were five such sessions.  The sessions are scheduled and chaired by Mr. Boyadjieff.  Any non-management director can request that an additional executive session be scheduled.

It is our current policy to have the Chairman of the Board and the Chief Executive Officer attend the annual meetings of stockholders.  Two of our directors, the Chairman and the Chief Executive Officer, attended the 2006 annual meeting of stockholders.

Audit Committee

The current members of our Audit Committee are Messrs. Berry (Chairman)  and Horn and Ms. Nachtsheim.  Each of Messrs. Berry and Horn and Ms. Nachtsheim qualifies as an “audit committee financial expert” under SEC rules.  Each of Messrs. Berry and Horn and Ms. Nachtsheim is an “independent director” under the Nasdaq rules governing the qualifications of the members of audit committees.  In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate.  None of Messrs. Berry and Horn and Ms. Nachtsheim serve on the audit committees of more than two other public companies. The Audit Committee met four times during 2006.  The responsibilities of our Audit Committee and its activities during 2006 are described in the Report of the Audit Committee contained below in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Salas (Chairman) and Boyadjieff.  The Board has determined that Mr. Salas is independent as defined under Nasdaq rules.  Because he served as our interim Chief Executive Officer during a portion of 2006, Mr. Boyadjieff is not independent in accordance with the Nasdaq rules.  Our Compensation Committee held nine meetings during 2006.  The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and makes recommendations to our Board of Directors regarding the salaries and bonuses of our other executive officers.  The Compensation Committee also oversees the evaluation of management by the Board of Directors. The Compensation Committee also grants stock options and other stock incentives (within guidelines established by our Board of Directors) to our officers and employees.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Ms. Nachtsheim (Chair) and Messrs. Horn and Salas.  The Board has determined that each of Ms. Nachtsheim and Messrs. Horn and Salas is independent as defined under Nasdaq rules.  The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.  The Nominating and Corporate Governance Committee is authorized to retain any such advisers or consultants.  For information relating to nominations of directors by our stockholders, see “Director Candidates” above. Our Nominating and Corporate Governance Committee met six times in 2006.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm for the purpose of maintaining the independence of our independent registered public accounting firm.  For audit services, each year the independent registered public accounting firm provides us with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences.  The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.

Each year, management also submits to the Audit Committee a list of non-audit services that it recommends the independent registered public accounting firm be engaged to provide and an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services on the list would not compromise the independence of the independent registered public accounting firm and would be permissible under all applicable legal requirements.  The Audit Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work.  Management and the independent registered public accounting firm report to the Audit Committee at each of its regularly scheduled meetings as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.

During 2006, no services were provided to us by Burr, Pilger & Mayer LLP, our independent registered public accounting firm, or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  The primary duties and responsibilities of the Audit Committee are to:  (1) select and approve our independent    registered public accounting firm; (2) serve as an independent and objective party to monitor our financial reporting process and internal control systems; (3) review and appraise the audit efforts of our independent    registered public accounting firm and internal audit department; (4) review the independent registered public accounting firm’s fee; and (5) provide an open avenue of communication among the independent  registered public accounting firm, financial and senior management and the Board of Directors.

During 2006, the Audit Committee consisted of three members, Messrs. Boyadjieff, Berry and Horn.  When Mr. Boyadjieff became interim Chief Executive Officer of the Company, he resigned from the Audit Committee and Ms. Nachtscheim was appointed as his replacement on the Audit Committee.  The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of Nasdaq as to independence, financial literacy and expertise. In addition, the Board of Directors has determined that Mr. Berry is an audit committee financial expert as defined by the SEC and has the requisite financial sophistication to satisfy the requirements of Nasdaq. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last amended in April 2004.

In fulfilling its oversight responsibilities regarding the 2006 financial statements, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee’s review included discussion with the independent    registered public accounting firm of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards), including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of the independent    registered public accounting firm regarding the reasonableness of those estimates.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of Southwall’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee has discussed with the independent    registered public accounting firm their independence from management and Southwall, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and received by the Committee.

The Audit Committee discussed with Southwall’s independent  registered public accounting firm the overall scope and plans for their audits in 2007.  The Audit Committee meets with the independent    registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Southwall’s internal controls, and the overall quality of Southwall’s financial reporting.  The Audit Committee held four meetings during 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The Audit Committee

William A. Berry (Chairman)
Jami K. Dover Nachtsheim
Andre R. Horn

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with Southwall’s compensation philosophy.  The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.  The members of the Committee are  Mr. Peter Salas (Chairman) and Mr. George Boyadjieff.  Mr. Salas is considered an independent member of the Board under Nasdaq rules and regulations. Because he served as our interim Chief Executive Officer during a portion of 2006, Mr. Boyadjieff is not independent in accordance with the Nasdaq rules.  Our Compensation Committee held nine meetings during 2006.  Messrs. Salas and Boyadjieff  were chosen to serve on the Committee because of their status as independent directors and their experience in compensation matters.  Ms. Nachtsheim ceased to be a member of the Compensation Committee when she became a member of the Audit Committee.  Dr. Goodson ceased to be a member of the Compensation Committee when he became the Chief Operating Officer of the Company on September 18, 2006.

The Compensation Committee charter, which was created in April 2004, can be found at www.southwall.com. The Committee charter can be revised by the approval of the Board and gives the Committee authority to determine or recommend to the Board for determination the Chief Executive Officer’s and other executive officers’ compensation.  The Committee charter also gives the Committee authority to hire outside consultants to provide assistance in determining market levels of executive compensation.  The Committee did not retain an outside compensation consultant in 2006 or 2007 as part of the process in determining executive compensation.

The Committee met nine times in 2006.  The Company’s Chief Executive Officer attended three of these meetings and the Company’s Vice President, Finance attended five of these meetings.  Each member of the Committee gets paid $750 for each meeting attended in person or $500 for each committee meeting held via teleconference.  As Chairman of the Compensation Committee, Mr. Salas was paid a retainer of $9,750 in 2006.

Throughout this proxy statement, any individual who served as our Chief Executive Officer or Vice President, Finance during fiscal 2006, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers”.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by our company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  To that end, the Committee believes executive compensation packages provided by Southwall to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes or recommends to the Board all compensation decisions for the Company’s executive officers and approves recommendations from the Board of Directors regarding equity awards to all elected officers of the Company.  Decisions regarding the compensation of non-executive officers are made by the functional Vice Presidents.

The Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Committee).  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are made by the Committee.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured Southwall’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the company and reward the executives for achieving such goals.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth and operational performance, as well as competitive practices among our peer group.  The Committee compares each element of compensation  given to executive officers against a peer group of publicly-traded companies which consists of companies against which the Committee believes Southwall competes for talent (the “Compensation Peer Group”).  The companies comprising the Compensation Peer Group, which are periodically reviewed and updated by the Committee, for 2006 consisted of 20 public companies, 19 located in Northern California and one in Colorado, with annual revenues between approximately $40 million and $420 million, with ten of such companies with revenues between approximately $40 million and $60 million.

Data on the compensation practices of the above-mentioned peer group generally is gathered through searches of publicly available information, including publicly available databases.  Publicly available information does not typically include information regarding target cash compensation, so we rely upon compensation surveys (prepared by Assets Unlimited, an external compensation consultant) to benchmark target cash compensation levels against the above peer group.  Peer group data is gathered with respect to base salary, bonus targets and all equity awards (including stock options, performance shares, restricted stock and long-term, cash-based awards).  It does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage.  We compete with many larger companies for top executive-level talent.  Because of the competitive marketplace for talent, the Committee generally sets compensation for its executive officers at approximately the midpoint of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group.  Variations to this objective may occur as dictated by the experience level and performance of the individual and market factors.

Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for the named executive officers were: (i) base salary, (ii) bonuses, (iii) long-term equity incentive compensation, (iv) retirement benefits provided under a 401(k) plan  and (v) perquisites and other generally available benefit programs.  We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy.  For instance, base salary and bonus target percentage are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent.  We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Base Salary

We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data.  Base salary ranges are designed so that salary opportunities for a given position will be at the midpoint of the base salary established for each range.

During its review of base salaries for executives, the Committee primarily considers:

•	market data provided by our outside consultants;
•	internal review of the executive’s compensation, both individually and relative to their executive officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the company’s performance review process as well as upon a promotion or other change in job responsibility.  Merit based increases to salaries of executive officers are based on the Committee’s assessment of the individual’s performance.  There were no salary increases for executive officers in 2006.

Bonuses

Bonuses also are paid in order to motivate the achievement of Southwall’s business goals.  Bonuses are intended to reflect an individual’s accomplishment of both corporate and functional objectives, with substantially greater weight being given to achievement of corporate rather than functional objectives.  In particular, approximately 70% of an executive’s target bonus is based on achieving corporate objectives and is paid in cash (the “Cash Portion”) and the balance on achieving the executive’s functional objectives, such as profitability improvement, asset management, market position, product leadership and key products, and is paid in stock (the “Stock Portion”).  These functional objectives are evaluated on a subjective basis without specific weighting among them.  Achievement of the targeted goals under the bonus plan are intended to result in total cash compensation for that is competitive with Southwall’s peer group, which the Committee believes is an appropriate range to enable us to attract and retain key personnel and to motivate the executives to meet our business goals.

Neither Mr. Boyadjieff nor Mr. Goodson participated in the 2006 executive bonus plan.  For 2006, our other named executive officers were eligible to receive a bonus calculated as a percentage of their respective base annual salaries as follows:  Mr. Hood—50%; Ms. Kamenski—20%; Mr. Heinze—30%; Mr. Capovilla—50%; and Mr. Bergstrom—30%.  The actual amounts payable could have exceeded such percentages of base salary if the net income target described below had been exceeded.  For 2006, the corporate objective for executive bonus plan, which determines the Cash Portion, was tied to a net income after taxes target of $2.975 million.  If the Company had made $2.975 million in net income after taxes, each of these named executive officers would have received 100% of the Cash Portion of their bonus target.  If the Company had had more than $2.975 million in net income after taxes, each of these named executive officers would have received more than 100% of their bonus target calculated as follows, up to 200% in the event that net income after taxes was at least $5.95 million.  If the Company had had more than $2.38 million in net income after taxes but less than $2.975 million, each of these named executive officers would have received a bonus of less than 100% of their target, as low as 80% in the event that net income was $2.38 million.  For fiscal 2006, our net income after taxes was below $2.38 million, and, therefore, the Cash Portion was not paid.  Under the bonus plan for 2006, the Stock Portion, which related to the executives’ functional objectives, were not payable in the event that our net income after taxes was less than $2.38 million.

Long-Term Equity Incentive Compensation

Southwall provides long-term incentive compensation through awards of stock options that generally vest over multiple years.  Our equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value.  The equity compensation program also is designed to encourage our officers to remain employed with Southwall despite a very competitive labor market.

Equity-based incentives are granted to our officers under our stockholder-approved 1997 Stock Incentive Plan.  The Committee has granted equity awards at its scheduled meetings or by unanimous written consent.  Grants approved during scheduled meetings become effective and are priced as of the date of approval. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of a predetermined future date.  All stock option grants have a per share exercise price equal to the fair market value of our common stock on the grant date.  The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement.  Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.  Also, because equity compensation awards typically vest over a four-year period, the value to recipients of any immediate increase in the price of our stock following a grant will be attenuated.

We grant stock options because they can be an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our performance in the future.  Employees are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price.  We believe the options that were granted in 2006 provide effective incentives to option holders to achieve increases in the value of Southwall’s stock.

The number of options, restricted stock and/or performance shares our Committee grants to each officer and the vesting schedule for each grant is determined based on a variety of factors, including the number of options already held by the officer, market data collected regarding the equity grant ranges for the peer companies listed above and our goal to award grants in line with the competitive benchmark data, as well as the performance rating each executive is given by our Chief Executive Officer. The Chief Executive Officer assigns a performance rating to each member of the executive team that reports to him based on a number of factors, including the individual’s accomplishments during the prior fiscal year and over the course of his or her service with Southwall.  The Chief Executive Officer then makes a recommendation to the Compensation Committee as to the number of options to be granted to each named executive officer, as well as the total options to be granted to other employees.  In deciding the number of options granted to the named executive officers the Chief Executive Officer and the Compensation Committee consider the officer’s position, the number of options already held by the officer, the performance assessment (both historical and future potential), and the number of shares available in the option plan.  For fiscal 2006, the Committee accepted the Chief Executive Officer’s recommendations with respect to stock option grants.

In 2006, our Committee relied upon the above-mentioned factors to approve stock option grants for the named executive officers and other senior officers.  Management made recommendations to the Committee with respect to equity award grants based on guidelines that include award ranges for employees at specific job responsibility levels and performance ratings.  Stock option awards generally vest 25% per year over a period of four years.  Stock option awards to employees, other than the named executive officers, were made under our 1998 Stock Option Plan for Employees and Consultants.  All other grants of options and performance shares were approved by our Chief Executive Officer after consultation with our Human Resources department, and external benchmark data for executives, and pursuant to the guidelines noted above.  For new hires who are non-executive officers, the Committee has delegated the Chief Executive Officer the authority to grant options based on a metric approved by the committee on the non-executive officers hire date.  This grant is then confirmed at the next Compensation Committee meeting.  Any options granted by our Chief Executive Officer pursuant to this authority will have a four-year vesting schedule, and options will have a maximum term of ten years.  Equity awards granted by our Chief Executive Officer are typically approved by him monthly (new hire) and annually (strategic awards).  All stock option grants approved by our Chief Executive Officer have a per share exercise price equal to the fair market value of Southwall’s common stock on the grant date.  Our Chief Executive Officer has not granted, nor does he intend in the future to grant, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement.  Similarly, our Chief Executive Officer has not timed, nor does he intend in the future to time, the release of material nonpublic information based on equity award grant dates.  Also, because equity compensation awards typically vest over a four-year period, the value to recipients of any immediate increase in the price of our stock following a grant will be attenuated.

After approval of our new 2007 Long-Term Incentive Plan at the annual meeting, stock options granted to Dr. Goodson, our other named executive officers and all other employees will be granted under our new 2007 Long-Term Incentive Plan.

We are asking stockholders to approve our new 2007 Long-Term Incentive Plan because our 1997 Stock Incentive Plan expires according to its terms this year and our 1998 Stock Option Plan for Employees and Consultants expires according to its terms next year, leaving us without an outstanding option plan to incentivize employees.  Please see the section entitled “Proposal 2––Approval of the Company’s Long-Term Incentive Plan.”  We believe that stockholder approval of the 2007 Long-Term Incentive Plan is important to allow us to continue attracting and retaining key talent and to motivate executives and other employees to achieve our goals.

Retirement Benefits under 401(k) Plans, Perquisites and Generally Available Benefit Programs

In fiscal 2006, the named executive officers were eligible to receive health care coverage that is generally available to other Southwall employees.  In addition, we provide a car allowance of $1,350 per month to Dr. Goodson and $950 per month to other named executive officers.

We also maintain a tax-qualified 401(k) Plan and Roth 401(k) Plan (established in April 2007), which provides for broad-based employee participation.  Under both 401(k) Plans, all Southwall employees are eligible to receive matching contributions from Southwall.  The matching contribution for the 401(k) Plan in year 2006 was 25% on the first $6,000 (maximum company match of $1,500) subject to applicable Federal limits.  We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than: (a) the 401(k) Plan or Roth 401(k) Plan.

We also offer a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation.  These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance,  business travel insurance, employee assistance and certain other benefits.

The 401(k) Plans and other generally available benefit programs allow us to remain competitive for employee talent, and we believe that the availability of the benefit programs generally enhances employee productivity and loyalty to Southwall.  The main objectives of our benefit programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements.  These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

On an annual basis, we benchmark our overall benefits programs, including our 401(k) Plan, against external benchmark data and surveys from our benefit consultants and plan administrators.  We generally target our overall benefits programs, in the competitive with the competition, which we believe allows us to remain competitive in attracting and retaining talent.  We analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines that require our directors and named executive officers to maintain a certain amount of Southwall stock.  We believe such guidelines are unnecessary because we believe that the interests of directors and named executive officers are already closely aligned with the interests of stockholders through grants of stock options made under our stock option plans.  We have an insider trading policy which, among other things, prohibits covered employees from short sales and trading in publicly listed options for Southwall shares.  We have no specific policy regarding hedging of stock ownership positions, but any such hedging must be accomplished within the requirements of the insider trading policy.

Compensation of Chief Executive Officer

During fiscal 2006, Dr. Goodson received a salary of $50,000 for the period from November 1, 2006, when he became Chief Executive Officer, until December 31, 2006.  Our former Chief Executive officer, Thomas Hood, received a salary of $182,397 for the period from January 1, 2006 until August 9, 2006 and our interim Chief Executive Officer, George Boyadjieff, received a salary of $53,077 for the period from August 9, 2006 until October 31, 2006.  In setting Dr. Goodson’s salary, target bonus and equity compensation grant, the Committee relied on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences Southwall’s overall performance.  The Committee also took into consideration the overall compensation policies discussed above.  In connection with his becoming our Chief Executive Officer, Dr. Goodson was granted an option to purchase 300,000 shares of common stock in fiscal 2006.  The option vests over a one-year period with 50% of the award vesting after six months and the remainder monthly thereafter.  The option grant made to Dr. Goodson was based upon his position and a subjective evaluation of his performance and were intended to place a significant portion of his total compensation at risk, since the options will not have significant value unless there is an appreciation in the value of our common stock over the option term.  Since Dr. Goodson began his employment with the Company on September 18, 2006, but did not become the Chief Executive Officer until November 1, 2006, the Compensation Committee decided that the average daily closing stock price in October 2006, which was $0.14 per share lower than the closing price on November 1, was a more appropriate exercise price for the 300,000 options, which were granted to him on November 1, 2006.

Our Chief Executive Officer also receives a car allowance of $1,350 per month.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on Southwall and the executive officers and other employees as a group.  We aim to keep the expense related to our compensation programs as a whole within certain affordability levels.  When determining how to apportion between differing elements of compensation, the goal is to meet our objectives while maintaining cost neutrality.  For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the affordability level.  We recognize a charge to earnings for accounting purposes when stock options are granted.  We also take into account that the 401(k) Plan provides a tax-advantaged retirement planning vehicle for our executives.

In addition, we have not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code.  Section 280G and related Internal Revenue Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Southwall that exceeds certain limits, and that Southwall or its successor could lose a deduction on the amounts subject to the additional tax.  Section 409A also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.  To assist in the avoidance of additional tax under Section 409A, we structure our equity awards in a manner intended to comply with the applicable Section 409A requirements.

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code.  Under Section 162(m), we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m).  Both our 1997 Stock Incentive Plan and 1998 Stock Option Plan for Employees and Consultants permit our Committee to pay compensation that is “performance-based” and thus fully tax-deductible by Southwall.  Our Committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent we determine it is in the best interests of Southwall.  All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

Severance Agreements

We currently have no severance policy and have not entered into any severance arrangements or agreements with any of its employees.  During 2006, we had in place a severance policy that covered all of our officers, including the named executive officers, and some of our key employees, under which they might have become entitled to annual benefits in connection with certain changes in control of Southwall affected by merger, liquidation or tender offer.  The Board terminated this policy in 2007, and it is no longer in effect.  Under the policy, each participant might have become entitled to a lump sum severance payment upon his or her involuntary termination within 24 months after a change in control.  The cash payment would have been equal to (i) in the case of our chief executive officer, two times the sum of the chief executive officer’s annual rate of base salary in effect at the time of his or her involuntary termination plus the bonuses earned by him or her for the immediately preceding fiscal year and (ii) in the case of each other participant, between one and one and one-half times, as determined by our Board of Directors, the sum of the participant’s annual rate of base salary in effect at the time of his or her involuntary termination plus the bonuses earned by him or her for the immediately preceding fiscal year.  In addition, the amount paid to each participant would have been grossed up if the amount received by the participant is subject to federal excise tax as an “excess parachute payment.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees our compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Peter E. Salas (Chairman)
George Boyadjieff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed of Messrs. Salas and Boyadjieff.  Mr. Salas  has not at any time since our formation been an officer or employee of Southwall.  Mr. Boyadjieff was interim Chief Executive Officer from August 9, 2006 through October 31, 2006.  At that time, he was not a member of the Compensation Committee.  None of our present executive officers currently serves, or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the compensation of each person who served as Chief Executive Officer during 2006, the Vice President, Finance, who is our principal financial officer, and each of the three other most highly compensated executive officers (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas G. Hood (2)	2006	$244,761(3)	--	--	$55,016	$91,665(4)	$391,442
Chief Executive Officer
George Boyadjieff (5)	2006	$84,327(6)	--	--	$10,869	$3,114(7)	$68,722
Chief Executive Officer
R. Eugene Goodson (8)	2006	$67,058	--	--	$91,691	$4,214(9)	$156,992
Chief Executive Officer
Sylvia Kamenski	2006	$175,000	--	--	$22,006	$12,900(10)	$209,906
Vice President, Finance
Wolfgang Heinze (11)	2006	$273,200(12)	--	--	$66,404	--	$341,853
Vice President, General Manager Dresden Operations
Dennis Capovilla	2006	$247,500	--	--	$33,009	$74,663(13)	$355,172
Senior Vice President, Sales and Marketing
Neil Bergstrom (14)	2006	$250,000	--	--	$33,009	$12,900(10)	$295,909
Chief Technology Officer, Senior Vice President, Engineering
_______________
(1)
The assumptions used to value these option awards are consistent with contemporary practices for their accounting treatment and recognized in accordance with SFAS No. 123R, “Share Based Payments.”  These assumptions are set forth in Note 2, “Stock Based Compensation,” of the footnotes to our Consolidated Financial Statements.

(2)	Mr. Hood’s ceased to serve as our Chief Executive Officer on August 9, 2006, and his employment with the Company terminated on September 7, 2006.
(3)	Includes $32,453 paid in lieu of accrued vacation.
(4)	Consists of a $75,000 severance payment, $15,165 car allowance and $1,500 of Company matching contributions to 401(k) plan.
(5)
Mr. Boyadjieff, one of our directors, served as our interim Chief Executive Officer from August 9, 2006 until October 31, 2006.  Mr. Boyadjieff received additional compensation in his role as a non-employee director before and after serving as our interim Chief Executive Officer.  The amount set forth under “Salary” includes $31,250 paid to Mr. Boyadjieff for retainer and meeting fees as a non-employee director of the Company, and the amount set forth under “Option Awards” includes the value of options to acquire 30,000 shares received by Mr. Boyadjieff for his service as a non-employee director.

(6)	Includes $1,732 paid in lieu of accrued vacation
(7)	Consists of car allowance.
(8)
Mr. Goodson became our Chief Operating Officer on September 18, 2006 and our Chief Executive Officer on November 1, 2006.  The amounts set forth under “Salary” include $4,750 paid to Dr. Goodson in his role as a non-employee director prior to becoming Chief Executive Officer, and the amount set forth under “Option Awards” includes the value of options to acquire 40,000 shares received by Dr. Goodson for his service as a non-employee director.

(9)	Consists of $2,993 of car allowance and $1,221 of Company matching contributions to 401(k) plan.
(10)	Consists $11,400 of car allowance and $1,500 of Company matching contributions to 401(k) plan.
(11)	Mr. Heinze’s employment with the Company terminated on April 16, 2007.
(12)	Includes $2,249 paid in lieu of accrued vacation.
(13)	Consists of $61,923 in commission payments, $11,400 car allowance and $1,340 of Company matching contributions to 401(k) plan.
(14)	Mr. Bergstrom’s employment with the Company terminated on April 2, 2007.

Grants of Plan-Based Awards

All grants of plan-based awards to the named executive officers in 2006 are presented in the table below.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Market Price on the Date of Grant($)	Grant Date Fair Value of Stock and Option Awards($)
Thomas G. Hood	5/11/06	125,000	(1)	$0.71	$0.71	$55,016

George Boyadjieff	2/27/06	30,000	(1)	$0.68	$0.68	$10,869

R. Eugene Goodson	7/28/06	40,000	(1)	$0.62	$062	$15,358
	11/1/06	300,000	(2)	$0.4118	$0.55	$76,333
Sylvia Kamenski	5/11/06	50,00	(1)	$0.71	$0.71	$22,006

Wolfgang Heinze	5/11/06	75,000	(1)	$0.71	$0,71	$33,009
	11/6/06	100,000	(1)	$0.54	$0.54	$33,395
Dennis Capovilla	5/11/06	75,000	(1)	$0.71	$0.71	$33,009

Neil Bergstrom	5/11/06	75,000	(1)	$0.71	$0.71	$33,009

_______________
(1)	These options will vest in four equal annual installments beginning with the first anniversary of the grant date.
(2)
These options were granted with an exercise price of $0.41, which was $0.14 below market value at the date of the grant and vest at 25% after six months and thereafter in equal monthly installments over the next six months.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about all equity awards held by the named executive officers at December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date
Thomas G. Hood	62,500	(1)			$0.58	6/6/08
	22,321	(2)			$0.58	3/7/08
	330,000	(3)			$0.50	6/6/08
	190,000	(3)			$1.81	6/6/08
	45,000	(1)			$2.28	6/6/08
	28,572	(4)			$8.00	6/6/08
	50,000	(5)			$3.71	6/6/08
	28,550	(6)			$7.063	1/20/07
	30,000	(7)			$6.875	5/21/07

George Boyadjieff	20,000	(1)	20,000	(1)	$0.50	10/5/14
	7,500	(2)			$0.68	2/27/16
	2,143	(2)	20,357	(2)	$0.68	2/27/16
	100,000	(9)			$0.88	12/18/13
	150,000	(1)	50,000	(1)	$0.88	12/18/13
	7,500	(2)			$1.28	2/28/15
	8,571	(2)	13,929	(2)	$1.28	2/28/15
	30,000	(9)			$1.58	2/20/14
	30,000	(1)	30,000	(1)	$1.58	2/20/14

R. Eugene Goodson			181,818	(8)	$0.4118	11/1/16
			118,182	(8)	$0.4118	11/1/16
			40,000	(1)	$0.62	7/28/16

Sylvia Kamenski			50,000	(1)	$0.71	5/11/16
	26,786	(2)	48,214	(2)	$0.58	12/9/15
	35,000	(1)	35,000	(1)	$0.50	7/23/11

Wolfgang Heinze			100,000	(1)	$0.54	11/6/16
			75,000	(1)	$0.71	5/11/16
	53,371	(2)	96,429	(2)	$0.58	12/9/15
	150,000	(3)			$0.50	10/5/14
	45,000	(3)			$1.81	2/24/11
	7,500	(1)	2,500	(1)	$2.28	2/25/13
	11,429	(4)	8,571	(4)	$8.00	2/27/12
	5,000	(1)			$5.206	9/27/07

Dennis Capovilla			75,000	(1)	$0.71	5/11/16
	53,571	(2)	96,249	(2)	$0.58	12/9/15
	200,000	(3)			$0.50	10/5/14
	50,000	(3)			$1.81	2/24/11
	75,000	(1)	25,000	(1)	$1.05	7/17/10

Neil Bergstrom			75,000	(1)	$0.71	5/11/16
	62,500	(2)	112,500	(2)	$0.58	12/9/15
	139,286	(2)	160,714	(2)	$1.20	7/7/15
_______________
(1)	These options vest at a rate of 25% per year over four years.
(2)	These options vest at a rate of 25% after six months and then monthly thereafter for 42 months.
(3)	These options vest at a rate of 50% per year over two years.
(4)	These options vest in equal amount annually over seven years.
(5)	These options vested on grant date of March, 31, 2002.
(6)	These options vest after six months from grant date.
(7)	These options vested on grant date of August 15, 2004.
(8)	These options vest 25% after six months and thereafter in equal monthly installments over the next six months.
(9)	These options vested on grant date of February 14, 2004.

Option Exercises and Stock Vested Table

None of the named executive officers exercised any stock options during 2006, nor did any of the named executive officers hold any shares that became vested during 2006 or any other shares that are subject to vesting at any future date.

Pension Benefits

We do not have any pension plans.

DIRECTOR COMPENSATION

During 2006, we paid each of our non-employee directors a retainer for his or her services.  As chairman of the Board, Mr. Boyadjieff was paid a retainer of $30,000.  As chairman of the Audit Committee, Mr. Berry was paid a retainer of $13,500. As chairman of the Compensation Committee, Mr. Salas was paid a retainer of $9,750.  As chairperson of the Corporate Governance Committees, Ms. Nachtscheim was paid a retainer of $11,250.  In addition, each non-employee director received $1,000 plus expenses for each Board meeting attended and a fee of $500 for each Board meeting held via teleconference.  In 2006, non-employee directors who served on committees of the Board also received $750 for each committee meeting attended and a fee of $500 for each committee meeting held via teleconference.

Directors may also from time to time be granted options to purchase shares of common stock under our 1997 Stock Incentive Plan.  During 2006, the non-employee directors received options to purchase the following number of shares, all at an exercise price of $0.68 per share.  These options vest at a rate of 25% per year over four years.  For a summary of option grants we made to Messrs. Hood and Goodson in 2006, please see “Executive Officer Compensation—Option Grants in Last Fiscal Year” above.

Assuming the election of the director candidates presented pursuant to Proposal 1, the non-employee directors’ annual fees for 2007 are as follows: Mr. Boyadjieff—$18,000; Mr. Berry—$18,000; Mr. Horn—$12,000; Ms. Nachtsheim—$15,000; and Mr. Salas—$15,000.  In addition, each non-employee director will receive $1,000 plus expenses for each Board meeting attended.  Non-employee directors also receive a fee of $500 for each Board meeting held via teleconference.  For service in 2007, each non-employee director received options to purchase 20,000 shares  at an exercise price of $0.54 per share.

The total compensation to our non-employee directors during 2006 is shown in the following table.  Dr. Goodson was a non-employee director during 2006, until he became our Chief Executive Officer on November 1, 2006.  Because Messrs. Boyadjieff and Goodson are among our named executive officers and all compensation they received during 2006, including as directors, is reflected in the “Summary Compensation Table” above, information about their compensation as directors is not provided in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
William A. Berry	$24,000	$7,246	$31,246

Jami K. Nachtsheim	$27,250	$7,246	$34,496

Peter E. Salas	$21,250	$14,492	$35,742

Joseph B. Reagan (2)	$20,750	$7,246	$27,996

Walter C. Sedgwick (3)	$14,500	$7,246	$21,746

Andre R. Horn	$20,750	$14,492	$35,242

_______________
(1)
The assumptions used to value these option awards are consistent with contemporary practices for their accounting treatment and recognized in accordance with FAS 123R, “Share Based Payments.”  These assumptions are set forth in Note 2, “Stock Based Compensation,” of the footnotes to our Consolidated Financial Statements.

(2)	Mr. Reagan’s tenure as a director ended on June 5, 2006.
(3)	Mr. Sedgwick’s tenure as a director ended on June 5, 2006.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of March 31, 2007 regarding our 1997 Stock Incentive Plan, 1998 Stock Option Plan for Employees and Consultants, 1997 Employee Stock Purchase Plan and 2007 Long-Term Incentive Plan.  Except for our 2007 Long-Term Incentive Plan, which is being put before our stockholders at the annual meeting for their approval, our stockholders previously approved each of these plans and all amendments that were subject to stockholder approval.  We have no other equity compensation plans that have not been approved by stockholders.

	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares of Common Stock Remaining Available for Future Issuance (excluding those in column (a)) Under the Stock Option Plans
1997 Stock Incentive Plan (1)	4,813,911	$1.13	820,680
1997 Employee Stock Purchase Plan (2)		Not applicable
1998 Stock Option Plan for Employees and Consultants (1)	2,264,374	$0.99	18,024
2007 Long-Term Incentive Plan(1)	Not applicable	Not applicable	10,000,000

Total	7,078,285	$1.08	10,838,704
_______________
(1)
In addition to the issuance of stock options, each of the 1997 Plan and the 1998 Plan allows for the issuance of stock and restricted stock.  Following the adoption of the 2007 Long-Term Incentive Plan, no additional equity awards or other grants will be made pursuant to the 1997 Plan or the 1998 Plan.

(2)
A total of 325,000 shares of common stock are reserved for issuance under the 1997 Employee Stock Purchase Plan.  Through March 31, 2007, we had issued 280,934 shares under the 1997 Employee Stock Purchase Plan.  In addition, an offering period under the Plan is currently in effect and scheduled to expire on May 31, 2007, on which date we will issue an additional number of shares to be determined at such time.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

During 2006, the only transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC was a severance agreement, dated September 18, 2006, entered into between the Company and Thomas G. Hood, the Company’s former Chief Executive Officer.  The terms of this severance agreement require the Company to pay Mr. Hood $316, 200, equal to one year of base salary and car allowance, in four installments of $26,350 in October, November and December of 2006 and January 2007, and two installments of $105,400 in February and March of 2007.  In addition, the Company will reimburse Mr. Hood for 18 months of health insurance under COBRA and agreed to pay for $5,000 of outplacement consultant costs.  Pursuant to the severance agreement, the Company agreed to accelerate options to purchase 13,393 shares; these options were previously granted to Mr. Hood, are exercisable at $0.58 per share, and expire if not exercised by March 7, 2008.  In addition, the Company agreed that, for purposes of determining the last date to exercise his options, Mr. Hood’s separation would be treated as a resignation.  The Company also allowed Mr. Hood of certain stock option grants. Future transactions, if any, with our executive officers, directors and affiliates will be on terms no less favorable to us than could be obtained from unrelated third parties and will be approved by a majority of the Board of Directors and by a majority of our disinterested directors.

PROPOSAL 2
APPROVAL OF THE COMPANY’S LONG-TERM INCENTIVE PLAN

On April 25, 2007, the Board of Directors adopted, subject to stockholder approval, the Southwall Technologies Inc. 2007 Long-Term Incentive Plan (the “Plan”).  The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this proxy statement.

Purposes

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business.  Options, stock purchase rights and other stock-based awards may be granted under the Plan.

Administration

The Plan is administered by the Board, which may delegate its powers under the Plan to one or more committees or sub-committees of the Board.  Subject to the provisions of the Plan, the administrator of the Plan has authority in its discretion to:  (1) determine fair market value of our common stock; (2) select employees, directors and consultants to whom awards may be granted; (3) determine the number of shares covered by awards; (4) approve forms of agreement for use under the Plan; (5) determine the terms and conditions of awards; (6) determine whether and under what circumstances an option may be settled in cash instead of common stock; (7) reduce the exercise price or purchase price of any award to the then fair market value if the fair market value has declined since the date of grant; (8) initiate a program whereby outstanding options are exchanged for options with a lower exercise price; (9) prescribe, amend or rescind rules and regulations relating to the Plan; and (10) construe and interpret the terms of the Plan and awards granted pursuant to the Plan.  While we expect that the plan administrator will make awards from time to time under the Plan, it has no current plans, proposals or arrangements to make any specific grants under the Plan.

Shares Subject to the Plan

The stock subject to options and awards under the Plan is authorized but unissued shares of our common stock or shares of treasury common stock.  Any shares subject to an option that for any reason expires or is terminated unexercised as to such shares and any restricted stock that is forfeited and repurchased by us at not more than its exercise price as a result of the exercise of a repurchase option may again be the subject of an option or award under the Plan.  The number of shares of common stock that may be issued under the Plan may not exceed 10,000,000 shares, subject to adjustment, as described below.  On April 20, 2007, the closing sale price of our common stock was $0.70 per share.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers.  Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m).  One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan.  Accordingly, the Plan provides that no participant may receive, over the term of the Plan, awards for more than an aggregate of 30% of the total number of shares of common stock with respect to which awards may be granted under the Plan.  Stockholder approval of this proposal will constitute stockholder approval of this limitation for Section 162(m) purposes.

Eligibility

Nonstatutory stock options, or NSO’s, stock purchase rights and other stock-based awards (other than incentive stock options) may be granted to employees, directors and consultants. Incentive stock options, ISO’s, may be granted only to employees.  Each option will be designated in the stock option agreement as either ISO or an NSO.  As of April 20, 2007, we estimate that approximately 100 employees, as well as our five non-employee directors, were eligible to participate in the Plan.  As of April 20, 2007, no grants had been made under the Plan.  Notwithstanding the terms of any award under the Plan, in the event of certain misconduct by a participant, all awards to that participant will be terminated and all shares acquired by the participant under the Plan will be subject to repurchase by us at any time within 180 days after we have knowledge of such misconduct.

Terms and Conditions of Options

Exercise Price.  The exercise price for shares issued upon exercise of options will be determined by the Plan administrator.  The exercise price of ISO’s may not be less than 100% of the fair market value on the date the option is granted.  The exercise price of ISO’s granted to a 10% or greater stockholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration.  The means of payment for shares issued upon exercise of an option will be specified in each option agreement.  The Plan permits payment to be made by cash, check, promissory note of the participant, wire transfer, other shares of our common stock (with some restrictions), consideration received by us under a cashless exercise program implemented by us in connection with the Plan, or any combination of the foregoing.

Term of Options.  The term of an option may be no more than ten years from the date of grant, except that the term of an option granted to a 10% or greater stockholder may not exceed five years from the date of grant.

Termination of Employment.  No option may be exercised more than three months following termination other than by reason of the participant’s death, disability or retirement, or such other period as set forth in the option agreement.  If, on the date of termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan.

Death or Disability.  An option is exercisable for 12 months following death of the participant or 24 months following termination for a disability or such other period as set forth in the option agreement.  If, on the date of death or termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan.

Retirement.  Upon the retirement at or after the age of 60, an option is exercisable for 24 months following retirement or such other period as set forth in the option agreement.  If, on the date of retirement, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan.

Other Provisions.  The stock option agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the Plan, as may be determined by the Plan administrator.

Terms and Conditions of Stock Purchase Rights

Rights to Purchase.  Stock purchase rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan.  The offer to purchase stock under the Plan will be accepted by execution by the participant of a stock purchase agreement.

Right of Repurchase.  Unless the Plan administrator determines otherwise, the stock purchase agreement will grant us the right to repurchase the stock sold upon the termination of the participant’s service to us or upon the failure to satisfy any performance objectives or other conditions specified in the stock purchase agreement.  The repurchase price will be the purchase price paid by the participant or, if less, the fair market value of the restricted shares.  The repurchase right will lapse upon such conditions or at such rate as the Plan administrator may determine and set forth in the stock purchase agreement.

Other Stock-Based Awards

The Plan administrator will have the right to grant other awards based upon our common stock, having such terms and conditions as the Plan administrator may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

Adjustments

Changes in Capitalization.  In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend, (1) the number and class of securities available under the Plan, (2) the per-participant limit, (3) the number and class of securities and exercise price per share subject to each outstanding award, (4) the price per share at which outstanding restricted shares may be repurchased, and (5) the terms of each other outstanding award shall be appropriately adjusted (or substituted awards may be made, if applicable) to the extent that the administrator of the Plan shall determine, in good faith, necessary and appropriate.

Dissolution or Liquidation.  The Plan administrator in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to any dissolution or liquidation of the Company.  To the extent not previously exercised, an award will terminate immediately prior to the consummation of any proposed dissolution or liquidation.

Sale of the Company.  Except as otherwise provided in any stock option agreement or stock purchase agreement or other document evidencing such rights, in the event a third party acquires a majority of the voting power of the Company, whether through the sale of substantially all of our assets, the sale of our voting securities or a merger or consolidation, the Plan administrator, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards, or cancel awards for a cash payment to the participant.

Limits on Transferability

An ISO granted under the Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or by the laws of descent and distribution following the participant’s death.  NSOs, stock purchase rights or shares granted under the Plan may be assigned during a participant’s lifetime to members of the participant’s family or to a trust established for such family members or the participant’s former spouse pursuant to the participant’s estate plan or pursuant to a domestic relations order.

Amendment and Termination

The Board may at any time amend, alter, suspend or terminate the Plan.  The Board will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any participant, unless mutually agreed in writing.

Federal Income Tax Consequences

ISOs—A participant who receives an ISO will recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO.  However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income.

If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the options, gain will be taxable to the participant upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain.  In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise.  We will not be entitled to a tax deduction arising from the exercise of an ISO if the employee qualifies for such long-term capital gain treatment.

NSOs—A participant will not recognize taxable income for federal income tax purposes at the time an NSO is granted.  However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture.  The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option.  We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon exercise of the NSO.  The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares.

The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of an NSO in an amount equal to the difference between the selling price and the participant’s tax basis in such shares.  Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

The Board of Directors recommends that you vote FOR the approval of the Company’s 2007 Long-Term Incentive Plan, and proxies solicited by the Board will be voted in favor of the Plan unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Burr, Pilger & Mayer LLP, or BPM, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007.  BPM audited our financial statements for the fiscal year ended December 31, 2006.  Although stockholder approval of the selection of BPM is not required by law, our Board of Directors believe that it is advisable to give stockholders the opportunity to ratify this selection.  We expect that representatives of BPM will be present at the 2007 annual meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of BPM as our independent  registered public accounting firm, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by our principal independent  registered public accounting firms for 2006 and 2005.

	2005	2006
Audit fees(1)	$237,620	$250,148
Tax fees	--	--
All other fees	--	--
Total	$237,620	$250,148
_______________
(1)
Audit fees represent fees for professional services provided by Burr, Pilger & Maye r LLP in connection with the audit of our financial statements for the fiscal years ended December 31, 2005 and 2006 and the review of quarterly reports on Form 10-Q filed during 2005 and 2006.

All audit and non-audit services provided by our independent registered public accounting firm are approved by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors and persons who own more than ten percent of our common stock to file reports with the SEC disclosing their ownership of stock in Southwall and changes in such ownership.  Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such reports received by us and the written representations received from one or more such persons, except that each of Neil Bergstrom, Dennis Capovilla, Wolfgang Heinze, Sylvia Kamenski, Thomas Hood, officers of the Company, filed on June 7, 2006 a Form 4 for an option grant, which report was due on May 15, 2006, and filed on March 9, 2006 a Form 4 for an option grant, which report was due on March 1, 2006; and each of William A. Berry, Andre Horn, Jami K. Nachtsheim, Joseph B. Reagan, Peter E. Salas, Walter G. Sedgwick and George Boyadjieff, directors of the Company, filed on March 9, 2006 a Form 4 for an option grant, which report was due on March 1, 2006.

OTHER BUSINESS

We know of no other business that may be presented for consideration at the 2007 annual meeting.  If any other matters are properly presented to the annual meeting, however, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that stockholders will attend the annual meeting.  Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope, or vote by Internet or telephone.  A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Stockholders who attend the annual meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors
Sylvia Kamenski
Secretary
Palo Alto, California
April 30, 2007

Appendix A

Southwall Technologies Inc. 2007 Long-Term Incentive Plan

1.           Purposes of the Plan.  The purposes of this 2007 Long-Term Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.  Options, Stock Purchase Rights and other stock-based awards may be granted under the Plan.

2.           Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or the Committee responsible for administering the Plan, as applicable, in accordance with Section 5 hereof.

(b)           “Applicable Laws” means the requirements relating to the administration of stock options plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c)           “Award” means any Option, Stock Purchase Right or other stock-based award granted pursuant to the Plan.

(d)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)           “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.  References to any particular Code section shall include any successor section.

(f)           “Committee” means a committee of Directors appointed by the
Board in accordance with Section 5(b) hereof.

(g)           “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

(h)           “Company” means Southwall Technologies Inc., a Delaware corporation.

(i)           “Consultant” ” means any consultant or adviser if:  (i) the consultant or adviser renders bona fide services to a Related Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for a Related Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with a Related Company to render such services.

(j)           “Director” means a member of the Board.

(k)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)           “Employee” means any person, including Officers and Directors, employed by a Related Company (or who has accepted an offer for employment by a Related Company) who is subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.  An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by a Related Company or (ii) transfers between locations of a Related Company or between the Related Companies, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of leave of absence approved by the Related Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.  References to any particular Exchange Act section shall include any successor section.

(n)           “Exercise Price” or “Purchase Price” means the per Share price to be paid by a Participant or Purchaser to exercise an Option or Stock Purchase Right.

(o)           “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotations were available), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of Common Stock on the last market trading day prior to the day of determination (or, if there are no quotes on that day, on the last day preceding such date for which quotes were available); or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(q)           “Nonstatutory Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)           “Option” means a stock option granted pursuant to the Plan.

(t)           “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(u)           “Parent” means a “parent corporation,” whether now or hereafter existing, as a defined in Section 424(e) of the Code.

(v)           “Participant” means the holder of an outstanding Award.

(w)           “Plan” means this 2007 Long-Term Incentive Plan.

(x)           “Purchased Shares” means the shares of Common Stock purchased by a Participant pursuant to his or her exercise of an Award.

(y)           “Purchaser” means a Participant exercising an Option or Stock Purchase Right.

(z)           “Related Company” means and includes the Company and the Parent and any Subsidiaries of the Company.

(aa)           “Restricted Shares” means unvested shares of Common Stock acquired pursuant to the exercise of an Award which are subject to a Right of Repurchase.

(bb)           “Right of Repurchase” means the right of the Company to repurchase
 Restricted Shares issued pursuant to any Award.

(cc)           “Sale of the Company” means:  (i) a sale of substantially all of the assets of the Company; or (ii) a sale or transfer of voting securities of the Company to an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), in one transaction or a series of related transactions; or (iii) a consolidation or merger of the Company, in each case, as a result of which the beneficial holders of a majority of the voting power of the Company’s voting securities entitled to vote generally in the election of directors (“Voting Power”) prior to such transaction do not, directly or indirectly, beneficially hold a majority of the Voting Power (or of the voting power of the surviving or acquiring entity) after such transaction.

(dd)           “Section 16(b)” means Section 16(b) of the Exchange Act.

(ee)           “Service” means the Participant’s performance of services for a Related Company in the capacity of an Employee, Director or Consultant.

(ff)           “Service Provider” means an Employee, Director or Consultant.

(gg)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 hereof.

(hh)           “Stock Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  A Stock Option Agreement is subject to the terms and conditions of the Plan.

(ii)           “Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Purchase Right.  A Stock Purchase Agreement is subject to the terms and conditions of the Plan.

(jj)           “Stock Purchase Right’ means the right of a Participant to purchase Common Stock pursuant to Section 10 hereof.

(kk)           “Subsidiary” means “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ll)           “10% Stockholder” means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.

3.           Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

4.           Stock Subject to the Plan.

(a)           Number of Shares.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is 10,000,000 Shares.  The Shares may be authorized but unissued shares or treasury shares.  If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are forfeited and repurchased by the Company at not more than their Exercise Price, such Shares shall become available for future Awards under the Plan.  Shares that are delivered by the Participant or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again by optioned, granted or awarded hereunder, subject to the limitations of this Section 4(a).  Notwithstanding the provisions of this Section 4(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code.

(b)           Per-Participant Limit.  Subject to adjustment under Section 12, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year.  The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.           Administration of the Plan.

(a)           Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Appointment of Committees.  To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.

(c)           Delegation to Executive Officers.  To the extent permitted by Applicable Laws, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(d)           Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or executive officer, the specific duties delegated by the Board to such Committee or executive officer, the Administrator shall have the authority in its discretion:

(i)          to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of agreement for use under the Plan;

(v)         to determine the terms and conditions of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)        to determine whether and under what circumstances an Option may be settled in cash under Section 13(f) instead of Common Stock;

(vii)       to prescribe, amend and rescind rules and regulations relating to the Plan; and

(vii)       to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

6.           Eligibility.

(a)           Nonstatutory Stock Options, Stock Purchase Rights and other stock-based awards (other than Incentive Stock Options) may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

(b)           Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

7.           Term of Option.  The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.

8.    Option Exercise Price and Consideration.

(a)           The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that, in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and providedfurther that, in the case of an Incentive Stock Option granted to any other Employee, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)           The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement).  Such consideration may consist of (i) cash or a check payable to the Company, (ii) a promissory note of the Participant, (iii) wire transfer, (iv) when the Common Stock is registered under the Exchange Act, other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (vi) any combination of the foregoing methods of payment.

9.           Exercise of Option.

(a)           Procedure for Exercise.  Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Stock Option Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Stock Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Service.  If a Participant terminates Service other than by reason of the Participant’s death or Disability, such Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement).  In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Service.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Administrator in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)           Disability of Participant.  If a Participant terminates Service as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement).  In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination of Service as the result of the Participant’s Disability.  If, on the date of termination of Service, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)           Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance.  In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination of Service because of death.  If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)           Unvested Shares.  The Administrator shall have the discretion to grant Options which are exercisable for Restricted Shares.  Should the Participant terminate Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Administrator and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares.  The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the  Stock Option Agreement or other document evidencing such repurchase right.

10.         Stock Purchase Rights.

(a)           Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer.  The offer shall be accepted by execution of a Stock Purchase Agreement in the form determined by the Administrator.

(b)           Right of Repurchase.  Unless the Administrator determines otherwise, the Stock Purchase Agreement shall grant the Company a Right of Repurchase exercisable upon the termination of the Purchaser’s Service with the Company for any reason (including death or disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Purchase Agreement.  Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Administrator in the Stock Purchase Agreement, for such period as the Administrator shall determine.  The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the purchase price paid by the Purchaser or such other price determined by the Administrator and set forth in the Stock Purchase Agreement, and may be paid by cancellation of any indebtedness of the Purchaser to the Company.  The Right of Repurchase shall lapse upon such conditions or at such rate as the Administrator may determine and set forth in the Stock Purchase Agreement.

Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank.  Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect.  If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company.  If the Company does not exercise its Right of Repurchase, such Right of Repurchase shall terminate and be of no further force and effect.

The Administrator may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares.  Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Purchaser’s termination of Service or the attainment or non-attainment of the applicable conditions.

(c)           Other Provisions.  The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

11.         Other Stock-Based Awards.  The Administrator  shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

12.         Adjustments Upon Changes in Capitalization or Dissolution or Sale of the Company.

(a)           Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Administrator shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Right of Repurchase applicable to any Restricted Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.

(c)           Sale of the Company.  Except as otherwise provided in any Stock Option Agreement or Stock Purchase Agreement or other document evidencing such rights, in the event of a Sale of the Company when any unexercised Award or any Restricted Shares remains outstanding, the Administrator may in its discretion apply one or more or any combination of the following provisions:

(i)           the Administrator may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option or right or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or

(ii)           the Administrator may, subject to the provisions of clauses (iv) and (v) below, after the effective date of the Sale of the Company, permit a holder of an Award immediately prior to such effective date, upon exercise of the Award, to receive in lieu of Shares of Common Stock, shares of stock or other securities or consideration as the holders of Common Stock received pursuant to the terms of the Sale of the Company; or

(iii)           the Administrator may waive any discretionary limitations imposed with respect to an Award so that some or all Options or Stock Purchase Rights, from and after a date prior to the effective date of the Sale of the Company as specified by the Administrator, are exercisable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or

(iv)           the Administrator may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award in full prior to or contemporaneous with the effective date of such Sale of the Company; or

(v)           the Administrator may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of such cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award, to the extent exercisable in accordance with any limitations imposed thereon, prior to or contemporaneous with the effective date of such Sale of the Company.

13.           General Provisions Applicable to Awards.  Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:

(a)           Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.  The Administrator will give notice of the determination to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

(b)           No Rights to Employment or Other Status.  Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause.

(c)           Rights as a Stockholder.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award.  The Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 hereof.

(d)           Acceleration.  The Administrator may at any time provide that any Awards shall become immediately exercisable in full or in part or that any Restricted Shares shall be free of restrictions or conditions in full or in part or otherwise realizable in full or in part, as the case may be.

(e)           Buyout Provisions.  The Administrator may at any time and from time to time offer to buy out for a payment in cash or Shares any Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the holder of such Award at the time such offer is made.

(f)            Conditions on Delivery of Shares.  The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.

(g)           Amendment of Award.  The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Administrator determines that the action would not materially and adversely affect the Participant.

(h)           Withholding Taxes.  Each Participant shall pay to the Company, or make provisions satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability.  Except as the Administrator may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value.  The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(i)           Cancellation and Forfeiture for Misconduct.  Notwithstanding the terms of any Award or other provision of the Plan, in the event of any Misconduct by the Participant or Purchaser (whether before or after the termination of Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder and (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase  exercisable by the Company at any time within 180 days after the occurrence of such Misconduct or, if later, 180 days after the Company has knowledge of such Misconduct.  The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(j) shall be equal to the purchase price originally paid by the Participant or Purchaser for such Shares.  The following shall constitute “Misconduct” by an Participant or Purchaser:  (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and provisions relating to confidential information and intellectual property rights.

(j)           Limits on Transferability of Awards.  An Incentive Stock Option shall be exercisable only by the Participant during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death.  A Nonstatutory Stock Option, Stock Purchase Right or Shares may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Purchase Right or Shares pursuant to the assignment.  The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Purchase Right or Shares immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.  Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards.  Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.

(k)           Documentation.  Each Award shall be evidenced by a written instrument in such form as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(l)           Administrator Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.

14.           Amendment and Termination of the Plan.

(a)             Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)             Stockholder Approval.  The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)             Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15.           Reservation of Shares.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.           Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

17.
Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

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MR A SAMPLE		Electronic Voting Instructions
DESIGNATION (IF ANY)
ADD 1 ADD 2		You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
ADD 3
ADD 4 ADD 5		Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
ADD 6
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
•  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345
€IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.€

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2 and 3.

1. Election of Directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected:
01 - William A. Berry	02 - George Boyadjieff	03 - R. Eugene Goodson
04 - Andre R. Horn	05 - Jami K. Dover Nachtsheim	06 - Peter E. Salas

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06
☐	For All EXCEPT- To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve the adoption of the Company’s 2007 Long-Term Incentive Plan.	☐	☐	☐	3. To ratify the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.	☐	☐	☐

B Non-Voting Items
Change of Address— Please print your new address below.	Comments— Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. If signer is a corporation, please give full corporate nameand have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

€IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. €

Proxy — SOUTHWALL TECHNOLOGIES INC.

Annual Meeting of Stockholders- May 24, 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Eugene Goodson and Sylvia Kamenski, and each of them, as attorneys and proxies of the undersigned, with power if substitution, to vote all of the shares of stock of Southwall Technologies Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices at 3788 Fabian Way, Palo Alto, California on Thursday, May 24, 2007 at 8:30 a.m., local time, and at all continuations, and adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the matters as listed on the reverse side and in accordance with the instructions designated on the reverse side, with the discretionary authority as to all other matters that may properly come before the meeting.

Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2007 (the “Proxy Statement”).

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

THIS PROXY CARD IS  VALID ONLY WHEN SIGNED AND DATED.